Exhibit 99.1

March 28, 2011

Clayton Fowler Lee Maddox Lubbock, TX

Binding Letter of Intent of STW Resources Holding Corp. to Purchase a Group of Three Privately Held Limited Liability Companies

Dear Messrs Fowler and Maddox:

This Letter of Intent (this "Letter") is intended to summarize the principal terms of STW Resources Holding Corp.'s ("STW" or "Buyer") proposal to purchase a group of three privately held limited liability companies (the "Transaction"): (a) an asset purchase of INC Energy Systems, LLC, a Texas limited 1 lability company (JNC) and (b) a stock (LLC member interest) purchase of Green Line Power, LLC, a Texas limited liability company ("GLP") and TexRep7, LLC, a Delaware limited liability company, d/b/a Saturn Power ("REP") (JNC, GLP, and REP collectively referred to as "Power Co"). The three limited liability companies comprising Power Co are all owned by the same three members: Clayton Fowler ("Fowler"), Lee Maddox ("Maddox"). and James R. Phillips ("Phillips") (Fowler, Maddox, and Phillips are collectively referred to as the "Member Owners"). Each of the Member Owners owns the same percentage interest (33 1/3%) in the three limited liability companies comprising Power Co. Except where noted differently, Power Co and the Member Owners are collectively referred to as "Sellers."

L Overview of the Transaction.

The "Transaction includes the sale by Sellers to Buyer of all of the entities comprising Power Co and/or affiliates, including any assets owned by any of the Member Owners as individuals or another entity any of them control provided those assets are leased to the Company, thus constituting specific assets used in the Company's business. The Transaction shall be structured as an asset purchase of all relevant assets of JNC and stock (member units) purchase of GLP and REP. This Letter is intended to reflect our preliminary understanding only and, is intended to be a binding agreement among the parties.

Buyer and Seller. The Buyer will be STW a Nevada corporation publicly traded on the OTCBB under the trading symbol of STWS. STW will be represented in the Transaction by its In-House Counsel, D. Grant Seabolt, Jr., of the Seabolt Law Group. For your reference, contact information for Mr. Seabolt is as follows:

Mr. D. Grant Seabolt, Jr.

Seabolt I-aw Group

2101 Cedar Springs Rd., Suite 1050

Dallas, Texas 75201

(214) 871-5079-Office

(214) 347-0578-Fax

(972) 841-1178-Cell

grant@seaboltlaw.com

The Seller will be Power Co. Power Co will be represented in the Transaction by Clayton FoLwer and Lee Maddox, who may be contacted as follows:

Clayton Fowler

P.O. Box 1228 [1203 8th St]

Shallowater, Texas 79363

806-535-2345 - Office/Cell

806^03-2690 - Fax

claytonfowlerfaivahoo.com

Lee Maddox 3608 Bridge Lane Snvdcr, TX 79549 325-575-0928 - Office/Cell 214-446-5588 - Fax dynamorentals@att.net

Notices: All notices for dns Transaction shall be sent to the Buyer and the Seller through their representatives identified above.

Goals of Transaction: Buyer and Seller desire that this transaction be structured so it achieves their initial goals of:

1) Orderly transition of ownership with little or no disruption of the core business of any of the Power Co constituent companies,

2) Prudent incremental growth of revenues and profits for Buyer,

3) The creation of employment for deserving people,

4) Service to the communities in which the Buyer operates with meaningful time and leadership contributions, and

5) Building a prudently large, profitable and balanced business while creating enterprise value and distributing cash dividends to Buyer's shareholders.

2.      Transaction Structure and Consideration.

A.

Overview: GLP and REP have contracts with ERCOT (grid operator & managesthe deregulated industry) and ONCOR (regulated electric distribution and transmission)respectively. A stock (LLC member interest) purchase would require only an amendment to theexisting certification to reflect a change in ownership. JNC includes all generation assets andknow-how related to the manufacture of its generator units and their installation / interconnectionwith the grid as well as contracts with producers to provide fuel and space for the JNC generatorsat the producers wellheads or the location necessary to perform operations.

B,

Form of Consideration:

Cash:  $450,000

Initials:  __XXX___

Stock:

3 million shares of STW common stock

Note:

Principal amount: $90,000.00

Term: 13 months

Interest Rate: Simple Interest: 12 month LIBOR at Closing + 2%, payable at maturity

C. Allocation of Consideration: Since all three entities comprising Power Co have the same Member Owners, all three proposed transactions (1 asset purchase and 2 stock acquisitions) may be done simultaneously for I "bucket" of consideration. Sellers have to allocate the purchase price among the different Power Co entities and/or among the Member Owners. STW also has to allocate the purchase price among the acquired businesses to determine its tax basis. Accordingly, Sellers and Buyer will coordinate their tax basis allocations.

3.      Purchased Assets:

Purchased Assets of JNC will include cash (defined below), inventory, fixed assets such as machinery & equipment, equipment design drawings, office equipment and furniture, customer contracts and/or long-term purchase orders, real and personal property leases, supplies, computer software and business intangibles (including but not limited to customer lists, trademarks, intellectual property, trade names, web site and telephone numbers).

Purchased Assets will include accounts receivable earned by JNC as of the day of execution of this Letter.

With the sole exception of the itemized obligations below, Buyer will not assume any interest bearing or non-interest bearing debt of any type, including but not limited to accounts payable, payroll liabilities, sales taxes, equipment loans, lines of credit bank debt, capital leases or shareholder loans, legal, environmental or any other liabilities associated with the Power Co's units that are operational or in the process of being assembled prior to deployment,

1) Buyer agrees to pay at closing of the Transaction (the "Closing"), JNC loan with West Texas State Bank.

Recurring monthly expenses (including the itemized obligations listed above) such as rent, lease payments and consultant fees will be prorated through the day of closing.

4-       Working Capital. N/A/

5. Escrow for Indemnifications. There will be no specific set aside of the remitted purchase price by the Seller for the purpose of an Escrow. If Buyer should make any claims against the representations and warranties of the Seller, the claims would be applied to the outstanding

$90,000.00 Note. Notwithstanding any claim applications toward the Note, the representations and warranties will survive for the time periods set forth in Sections 14 and 21 of this Letter.

6. Board Membership. At closing, Power Go's Member Owners wilt nominate two (2) additional members to the STW Board of Directors, which, if said nominees are qualified to serve as board members of a publicly traded company and approved by the STW Board of Directors, shall be appointed to STW's Board of Directors. The compensation to be paid to said additional Board members is set forth in Exhibit 1 to this Letter,

7. Non-Compete Agreement. Before and after the date of the Transaction, the Member Owners will have received and will continue to receive confidential business information and trade secrets concerning the business of STW, the Purchased Assets, the Purchased member interests, and Power Co. In Fowler's, Maddox's and Phillip's confidentiality and non-compete agreement, they will agree not to disclose any such confidential information. In connection therewith, said agreements shall provide that, inter alia, the Member Owners will not compete, directly or indirectly, with Buyer (including the acquired Power Co's) for five (5) years following the closing in the geographic area in which STW and the Power Co's do business in the business of water reclamation, treatment, and recycling; power generation and sale; and additional niche services as the Buyer may develop during the term of the non-compete period. Therefore, as payment for the satisfactory performance of the above services, Buyer suggests that a negotiated portion of the Purchase Price will be allocated to the Member Owners in a pro rata allocation based on their relative percentage ownerships of Power Co.

8. Post-Closing Obligations of Buyer. During the twenty-four (24) month term following the closing:

a) For a period of twenty four months from the date of closing, any decision to sell a majority of the stock or assets of Power Co shall require the unanimous consent of the STW Board. This provision is not applicable for the sale of a majority of the stock or assets of the entire company.

b) STW's and Power Co's businesses will be run as separate units, but will share field operations and, to the extent possible, sales & marketing. All Master Service Agreements ("MSA's") will be at the STW parent level when possible, for the benefit of both units.

9. Pre-Closing Financing. To finance the incremental cost of completion and make-ready of four (4) generation units to be commercially deployed to the field in Sweetwater, Texas and to provide for marketing expenses, Buyer will pay directly to the vendors of such products and services the cost of such products and services up to an expected obligation of one hundred and forty thousand dollars ($ 140,000.00) (the "JNC Expenses"), The expenses will be paid under normal commercial practices, after submission and approval by Buyer, based on written invoiced amounts and written expense reports. If the Closing of the acquisition of Power Co by Buyer does not occur, repayment of the JNC Expenses will assumed by JNC to be repaid to STW within one hundred and eighty (180) days and that obligation wilt be absolutely and personally guarante^cHw Fbwter and Maddox. Moreover, the provision of the JNC Expenses by Buyer and the personal guarantee of the JNC Expenses by Fowler and Maddox shall be considered an obligation independent of this Letter if, for any reason, this Transaction is not closed, and neither JNC, Fowler, nor Maddox shall have aright of offset of their obligations to STW for the JNC Expenses due to any claims any of them may have against STW arising out of this Letter. Finally, STWs provision of the JNC Expenses is considered to be a form of consideration flowing to the Sellers under this Letter, in exchange, for other purposes, for Seller's "no-shop" covenants contained in following Section 16 of this Letter.

10. Due Diligence and Due Diligence Process. During the No-Shop Period (defined below), the Sellers and the Buyer shall provide to each other and their designated representatives reasonable access to the each other's officers, legal counsel, auditors, properties, books, records and personnel in order for the Seller and Buyer to make such investigation as each reasonably desires in connection with the Transaction. The Buyer will devote substantial resources towards completing its due diligence requirements in an expedited manner. Due diligence tasks will include, but not be limited to, the following for each of the Power Co's lines of business:

Meeting with key employees and a review of the Power Co's facilities; Review of Power Co's historical financial statements; Substantiation of Power Co's growth prospects;

Review of the condition of Power Co's fixed assets, specialized software, and any documentation regarding use of specialized software;

Review of Power Co's operations, competition, market dynamics and industry; Calls with Power Co's customers and suppliers;

Review of Power Co's accounting and MIS systems and interna! controls; and Legal and environmental reviews of Power Co, its contracts and facilities.

The Buyer reserves its right to examine other areas of Power Co's operations as it proceeds through due diligence.

11. Definitive Agreement. As promptly as possible following satisfactory due diligence, the parties will work toward the negotiation, preparation and execution of a definitive purchase agreement for the Transaction (the ''Definitive Agreement"). The Definitive Agreement will be prepared by the Buyer's counsel and will contain customary mutual representations and warranties, covenants, conditions to closing, non-competition and non-solicitation provisions, and indemnities consistent with Section 12 below, together with appropriate exhibits and disclosure schedules, all of which will be mutually satisfactory to the parties thereto.

12. Representations and Warranties. The Definitive Agreement will include, but not be limited to, customary mutual market-based representations and warranties (including disclosure, materiality, and knowledge exceptions where appropriate) by the Seller and the Buyer for transactions similar to the Transaction including, without limitation, representations and warranties regarding: (a) title to ownership interests and capitalization of the Power Co's by the Seller; (b) due organization and authority by the Seller and the Buyer to consummate the Transaction; (c) truth and accuracy in all material respects and preparation in accordance with C;AAP of the Seller's financial statements: (d) absence of undisclosed liabilities; (e) tide to personal property; (f) consents, tax, environmental, permits, labor and ERISA matters, complian^T^1 'aws> n0 pending or threatened litigation, no pending or threatened regulatory

13. changes, contracts and commitments, litigation and claims, insurance, intellectual property, real estate and leases, customers and suppliers, condition and adequacy of assets, employee matters and compensation, accounts receivable, inventory, and transactions with affiliates, (g) absence of certain changes regarding the Seller's businesses from and after the date of the most recent annual financial statements, and (h) absence of material misstatements or omissions in transaction documents and disclosure.

13. Conditions to Closing, The consummation of the Transaction pursuant to the Definitive Agreement will be subject to conditions customary for transactions of this nature, including, without limitation, the following conditions: (a) absence of any material adverse change in the Seller's business, financial condition, prospects or properties of the Power Co's including without limitation any changes in governmental regulations related to the Power Co's products or services; (b) absence of any potential, pending or threatened litigation that is material or that could have a material adverse effect on the Transaction; (c) execution of specified employment agreements reasonably acceptable to the Buyer; (d) receipt of necessary material third-party approvals or consents to the Transaction on terms reasonably satisfactory to the Buyer; (e) satisfaction or discharge of all of the Power Co's indebtedness (other than ordinary course trade payables), including the release of the West Texas State Bank's current security agreement and UCC-1 lien on JNC's assets; (f) completion of a due diligence review satisfactory to the Buyer in its sole discretion; (g) signed documentation not limited to a employment agreements and confidentiality and non-compete agreement satisfactory to Buyer; (h) all of the representations and warranties of the Buyer and the Seller shall be true and correct both when made and on and as of the date of closing in all material respects; (i) the Buyer and the Seller shall have complied with all of the terms, covenants and conditions to be complied with on or before the closing as set forth in the Definitive Agreement; (j) and receipt of debt financing in an amount and on terms satisfactory to Buyer. Seller understands that Buyer, as a publicly traded company, may have regulatory conditions imposed upon it incident to this Transaction which may require some modifications to this Letter, which, if such occur, will be disclosed to Seller and will be agreed to by Seller if not a material change to Buyer's obligations under this contract.

Additional, Specific Closing Conditions:

a. Power Co shareholders agree to maintain the Slmillion face value certificate of deposit and the $500,000 letter of credit currently on the books of REP for a period of six months after the Closing. STW agrees to pay Power Co shareholders an interest rate equal to the 6 month LIBOR plus 2% for the amounts on the CD and issue 200,000 shares of STW common stock. STW shall replace the $500,000 letter of credit with an acceptable instrument to the Texas Public Utility Commission within six months of closing. STW shall replace the Certificate of Deposit, number 21958, in the amount of $1,000,000.00, currently on deposit with West Texas State Bank, Snyder, Texas, (TEXREP7 CD) with a similar instrument acceptable to the Texas Public Utility Commission as an equity asset of TEXREP7, within six months after Closing. Until such replacement instrument is tendered to Texas Public Utility Commission to replace the TEXREP7 CD, the TEXREP7 CD shall remain in place, on deposit, and unencumbered. The TEXREP7 CD shall only be negotiated, encumbered, or withdrawn by, and with the mutual approval of and action by, Fowler and Maddox. ,

Initials:  XXX

b. Power Co has executed contracts with retail customers for at least 90% capacity at 95% efficiency for 3 tandem units within 30 days of receiving the funding as identified in the ongoing financing clause.

c. STW will, on a best efforts basis, attempt to convert its existing debt (excluding the debt owed to GE) into common equity with the understanding that certain holders may be unable to convert all of their debt under regulatory guidelines.

14. Indemnification. The Seller will indemnify the Buyer against any breach of the representations, warranties, covenants and certain other matters made by the Seller in the Definitive Agreement, subject to the limitations set forth herein. The Seller's indemnity obligation for breaches by the Seller of representations and warranties in the Definitive Agreement will survive for two years, provided that breaches by the Seller or the Buyer of representations and warranties relating to (a) ownership of the equity securities of the Company, organization, authority and no-conflicts (collectively, "Fundamental Matters") will survive indefinitely, and (b) taxes, ERISA and environmental matters (collectively, "Special Matters") will survive until the expiration of the statute of limitations applicable thereto.

ExccpL as to the Fundamental Matters and the Special Matters, the liability of the Seller relating to breaches of representations and warranties in the Definitive Agreement will be limited to a percentage of the Total Purchase (the "Indemnification Percentage"), which will be negotiated at a later date as the Buyer gains additional knowledge through the diligence process. At this stage of the process, we anticipate the Indemnification Percentage will be in the range of [30% - 35%] of the Purchase Price. The liability for breaches of representations relating to Special Matters and Fundamental Matters will be limited to 100% of the Purchase Price.

15. Conduct of Business. Except as set out herein, from the date of acceptance by the Seller and the Buyer of the terms of this Letter through closing of the Transaction, the Seller (a) shall conduct its business, including the management of working capital, in the normal and ordinary course and shall use its reasonable commercial efforts to preserve its business intact, to retain the services of its present employees and to preserve the goodwill of its customers and suppliers and (b) except as otherwise permitted in the Definitive Agreement and except in the ordinary course of business, shall not, without the prior written consent of the Buyer, pay any dividends to its stockholders, increase the compensation of any of its employees (other than increases in the ordinary course of business and consistent with past practice), hire any additional material employees, enter into any material agreements or issue any additional stock options, warrants or other securities.

Post-Closing Conduct of Business:

a.       For a period of twenty four months from the date of closing, any decision to sell a majority of the stock or assets of Power Co shall require the unanimous consent of the STW Board. This provision is not applicable for the sale of a majority of the stock or assets of the entire company.

b.       STW's water-related business and Power Co power business will be run as separawjonns, but will share ficldopjjrations and, to the extent possible, sales & marketing.

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c.       All Master Sales Agreements/Contracts (MSA's/MSC's) will be at the STW parent company level when possible, tor the benefit of both units

16. No-Shop Provision. The Seller and its constituent Power Co's acknowledge that the Buyer has made and will continue to make substantia! expenditures of time, effort and expense in connection with its due diligence efforts and the consideration and negotiation of the Transaction. In consideration thereof, the Seller and its constituent Power Co's shall not for a period ending seventy-five (75) days from the effective date hereof (the "No-Shop Period"): (a) solicit, initiate, encourage, enter into, conduct, or continue, any discussions, or enter into any agreement or understanding, with any other person or entity regarding the transfer, directly or indirectly, of any interest in the Seller or its constituent Power Co's or any material portion of its assets (including by way of a license); or (b) disclose any nonpublic information relating to the Seller or its constituent Power Co's or afford access to the properties, books or records of the Seller or its constituent Power Co's to any other person or entity that may be considering acquiring, or has acquired, an interest in the Seller or its constituent Power Co's. Moreover, so long as Buyer complies with its obligations contained in this Letter, Seller shall be required to sell Power Co to Buyer, and Buyer may enforce such sale by specific performance. If the Seller or its constituent Power Co's receive any request for information or indication of interest from any person or entity that may be interested in acquiring an interest in the Seller or its constituent Power Co's, the Seller or its constituent Power Co's shall promptly disclose to the Buyer the receipt of such request or indication of interest, and the material terms of any indication of interest, and shall provide to the Buyer copies of any correspondence or other written materials received in connection therewith. In addition, the Seller or its constituent Power Co's hereby confirm to the Buyer that all discussions, negotiations and other activities with any other person by or on behalf of the Seller or its constituent Power Co's shall immediately be terminated and cease and that neither the Seller or its constituent Power Co's has any obligation to sell to or discuss with any other person the sale of the Seller or its constituent Power Co's. The No-Sliop Period shall be extended automatically for additional 30-day periods unless either party gives notice of termination of this Letter to the other party at least 30 days prior to the end of the No-Shop Period or any extension thereof.

In the event that the Seller ceases to negotiate in good faith with the Buyer for any reason not attributable to the fault of the Buyer during the No-Shop Period or otherwise breach any binding provision of this Letter, then in addition to any other remedy available to the Buyer, the Seller or its constituent Power Co's agree that they shail pay to the Buyer J 00% of the third-party expenses incurred by the Buyer between the date this Letter is executed and the date on which good faith negotiations cease (the "Buyer's Termination Expenses"); provided however, that such expenses shall not exceed $30,000.00. The Buyer's Termination Expenses will not apply if the Buyer and the Seller mutually agree in writing to terminate the negotiations concerning the Prospective Acquisition Transaction or if the reason for ceasing negotiations is attributable to the fault of the Buyer.

!7. Expenses. Except as otherwise provided in this Letter or specified in writing, the Buyer, on the one hand, and the Seller, on the other hand, shall bear their own fees and expenses (mcluding^aTTK legal, accounting, investment banking, and other fees, but excepting auditing and

Initials:  XXX

accosting procedures expenses as required and deemed necessary by STW of Power Co, which will be assumed by STW.

18. Publicity. Except as required by applicable law, none of the parties hereto shall, and they shall not permit any of their respective affiliates, directors, officers, representatives or agents to, publicly disclose the existence of this Letter or make known publicly any facts related to the Transaction without the prior consent of the other parties hereto, unless this Letter has been made public subject to the rules of any regulatory agency.

19. Confidentiality. Each of the Buyer, the Seller and its constituent Power Co's will not disclose the existence of this Letter or the fact that the Buyer is evaluating entering into a Transaction or business relationship with the Seller and its constituent Power Co's. The Buyer and the Seller recognize that the Buyer will receive additional confidential information regarding the Seller and its constituent Power Co's and the Seller may receive confidential information regarding the Buyer during the course of the negotiations contemplated by this Letter. Accordingly, each party agrees to use its best efforts to prevent the unauthorized disclosure of any confidential information concerning each other party that has been or is disclosed to it or its agents during the course of the negotiation and investigation contemplated by this Letter. Notwithstanding the foregoing, each party hereto may make confidential information available to its respective counsel, accountants, prospective financing sources, and financial and industry advisors. The obligations in this section do not apply to information that: (a) at the time of an alleged breach hereof is part of the public domain (other than as a result of a breach of confidentiality obligations by the party that is the recipient of the relevant confidential information); (b) has been disclosed, at the time of an alleged breach hereof, by the disclosing party to third parties without restrictions on disclosure; (c) has, at the time of an alleged breach hereof, been received by the receiving party from a third party without breach of a nondisclosure obligation of the third party or (d) was developed independently by the receiving party without reference to information provided by the disclosing party. Should the Transaction not be consummated for any reason whatsoever, upon written request, each party hereto shall deliver to the disclosing party or destroy all documents, work papers and other material obtained in such investigation.

20. Termination. The Transaction and this letter may be terminated: (a) by the mutual agreement of the Seller and the Buyer; (b) by the Buyer if it is dissatisfied with the results of its due diligence review in its sole discretion; or (c) by the Seller at the expiration of the No-Shop Period, or any extension thereof, if the Definitive Agreement is not completed by that date, provided that (i) any such termination shall not affect any remedies that a party may have with respect to breaches of Sections 9, and 14- 19 on or prior to the date of such termination and (ii) the obligations of the parties under Sections 9 and 14-19 shall survive such termination.

If you are in agreement with the foregoing, kindly execute the enclosed copy of this Letter where indicated below and return the executed copy to my attention. This offer will expire if you have not signed and returned this Letter to the undersigned on or prior to 5:00 p.m. Central Time on March 30, 2011.

Sincerely,

Buyer – STW.

By:  /s/ Stanley T. Weiner

Name: Stanley T. Weiner

CEO

Seller – Power Co’s

JNC

By: /s/ Clayton Flower

Name: Clayton Fowler

President

GLP

By: /s/ Clayton Flower

Name: Clayton Fowler

President

REP

By: /s/ Clayton Flower

Name: Clayton Fowler

President

Seller – Member Owners

By: /s/ Clayton Flower

Name: Clayton Fowler

Individually and as a Mmeber of JNC, GLP, and REP

By: /s/ Lee Maddox

Name: Lee Maddox

Individually and as a Member of JNC, GLP, and REP

By: /s/ James R. Phillips

Name: James R. Phillips

Individually and as a Member of JNC, GLP, and REP